                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

(BOWATER LOGO)
                                                            Bowater Incorporated
                                                          55 East Camperdown Way
                                                            Post Office Box 1028
                                                            Greenville, SC 29602

                                                                  March 24, 1999

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Bowater Incorporated, which will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 12, 1999, at eleven a.m. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting, and shareholders will have an opportunity to ask questions.

     Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy (or voting instruction card) promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

     The Company's Annual Report for 1998 is included in this package, and we urge you to read it carefully.

                                          Sincerely yours,

                                          /s/ Arnold M. Nemirow
                                          ARNOLD M. NEMIROW
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                              BOWATER INCORPORATED

 ------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1999
--------------------------------------------------------------------------------

     The 1999 Annual Meeting of Shareholders of BOWATER INCORPORATED will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 12, 1999, at eleven a.m. for the following purposes:

        (1) To elect three directors, each for a term of three years; and

        (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of common stock and special voting stock of record at the close of business on March 22, 1999, are entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,
                                          /s/ WENDY C. SHIBA

                                          WENDY C. SHIBA
                                          Vice President, Secretary and
                                          Assistant General Counsel

Greenville, South Carolina
March 24, 1999

  SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY OR VOTING INSTRUCTION
                                      CARD
                       PROMPTLY IN THE ENVELOPE PROVIDED.

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                              POST OFFICE BOX 1028
                              GREENVILLE, SC 29602

                        -------------------------------
                                PROXY STATEMENT
                              DATED MARCH 24, 1999
                        -------------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 11:00 A.M. ON MAY 12, 1999
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

     The only securities of Bowater Incorporated eligible to vote at the Annual Meeting are the shares of its Common Stock, par value $1 per share, and a share of special voting stock (issued in connection with the Company's 1998 acquisition of Avenor Inc.), which the Company has issued to Montreal Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement. Under the Voting and Exchange Trust Agreement, each holder of Exchangeable Shares (an "Exchangeable Shareholder") issued by the Company's subsidiary, Bowater Canada Inc., is entitled to instruct the Trustee how the Trustee is to vote at a meeting of the holders of Common Stock of the Company (the "Common Shareholders"). The Trustee will cast votes equal to the number of outstanding Exchangeable Shares not owned by the Company or its affiliates and only as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders.

     The Common Shareholders and the Trustee acting for the Exchangeable Shareholders will vote together as a single class on all matters. Proxy cards are enclosed for Common Shareholders and voting instruction cards are enclosed for Exchangeable Shareholders. Execution of the enclosed proxy or voting instruction card will not affect a shareholder's right to attend the Annual Meeting.

     Only holders of record at the close of business on March 22, 1999, will be eligible to vote at the Annual Meeting. On that date, 51,677,241 shares of Common Stock and 3,302,160 Exchangeable Shares entitled to give voting instructions were outstanding. Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting. An Exchangeable Shareholder (other than the Company or its affiliates) is entitled to give instructions for votes equal to the number of Exchangeable Shares held by him or her. The holders of shares representing one-third of the voting power entitled to vote at the Annual Meeting, present in person or by proxy, are necessary to constitute a quorum. The enclosed form of proxy is solicited on behalf of the Company and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card or voting instruction card is March 31, 1999.

     Shares of Common Stock represented by proxies in the accompanying form will be voted in accordance with the holder's instructions. If no contrary instruction is indicated, shares represented by the proxies will be voted (1) FOR the election of the three nominees named below to serve as directors for the three-year term indicated; and (2) in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournments thereof. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. The Company has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

     Aside from the election of three directors, the Company does not know of any other matters that will be presented at the Annual Meeting; however, if any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Any Company shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, or by executing and delivering to the Company a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No notice of revocation or later-dated proxy, however, will be effective until received by the Secretary of the Company at or prior to the Annual Meeting.

     Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required to act on any other matters properly brought before the Annual Meeting or any adjournment thereof. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. In the case of broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal), the broker non-vote will have no effect upon the vote on any matter submitted for shareholder vote.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS

     The Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class III directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2002. The terms of the Class I and Class II directors expire in 2000 and 2001, respectively.

     The following information is provided for the three nominees who are the Class III directors, and also for the Class I and Class II directors.

  NOMINEES FOR DIRECTORS TO BE ELECTED AT 1999 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)

FRANCIS J. AGUILAR                     PROFESSOR EMERITUS, HARVARD UNIVERSITY GRADUATE SCHOOL OF
Age: 66                                BUSINESS -- Dr. Aguilar was a faculty member at the Harvard
Director since 1984                    University Graduate School of Business from 1965 to 1995.
                                       Since 1994, he has served as Executive Director of the
                                       Management Education Alliance, a nonprofit educational
                                       corporation. Dr. Aguilar is a director of Dynamics Research
                                       Corporation and Burr-Brown Corporation and also acts as an independent business consultant.

JOHN A. ROLLS                          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THERMION SYSTEMS
Age: 57                                INTERNATIONAL -- Mr. Rolls has served as President and Chief
Director since 1990                    Executive Officer of Thermion Systems International, an
                                       aerospace and industrial heating systems company, since
                                       1996. He was President and Chief Executive Officer of
                                       Deutsche Bank North America, an international banking
                                       company, from 1992 to 1996. Mr. Rolls was Executive Vice
                                       President and Chief Financial Officer of United Technologies
                                       Corporation, a diversified aerospace and industrial products company, from 1986 to 1992. Prior to that he was Senior Vice
                                       President and Chief Financial Officer of RCA Corporation.
                                       Mr. Rolls also is a director of MBIA Inc., Thermion Systems
                                       International and Arguss Holdings, Inc., formerly
                                       Conceptronic, Inc.

KENNETH M. CURTIS                      SENIOR MEMBER, CURTIS THAXTER STEVENS BRODER & MICOLEAU,
Age: 68                                LIMITED LIABILITY COMPANY, P.A. -- Mr. Curtis was a partner
Director since 1993                    in the Portland, Maine, law firm of Curtis Thaxter Stevens
                                       Broder & Micoleau from 1975 to 1979 and from 1981 to 1995, when the firm became a limited liability company, of which he currently is a member. Mr. Curtis also served as
                                       President of Maine Maritime Academy from 1986 to 1994. He
                                       was Secretary of State of Maine from 1965 to 1966, Governor of Maine from 1967 to 1975 and U.S. Ambassador to Canada
                                       from 1979 to 1981. Mr. Curtis also is a director of Key
                                       Corp.

      DIRECTORS WHOSE TERMS END AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS I)

RICHARD BARTH                          RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 67                                CIBA-GEIGY CORPORATION -- Mr. Barth became Chairman of
Director since 1991                    Ciba-Geigy Corporation, a diversified chemical products
                                       company, in 1990 and served in that capacity until its
                                       merger into Novartis Corporation in 1996. Mr. Barth was
                                       President and Chief Executive Officer of Ciba-Geigy
                                       Corporation from 1986 to 1996, Chief Financial Officer from
                                       1979 to 1986, Secretary from 1974 to 1986, and General
                                       Counsel from 1970 to 1986. Mr. Barth also is a director of
                                       The Bank of New York, Novartis Corporation (USA) and Imclone
                                       Systems, Inc.

JAMES L. PATE                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF PENNZOIL-QUAKER
Age: 63                                STATE COMPANY -- Mr. Pate has been Chairman of the Board and
Director since 1996                    Chief Executive Officer of Pennzoil- Quaker State Company,
                                       an automotive consumer products company, since December
                                       1998. He has served as Chairman of the Board of PennzEnergy
                                       Company (formerly Pennzoil Company), an oil exploration and production company, since 1994, was Chief Executive Officer from 1990 to 1998 and President from 1990 to 1997. Mr. Pate has served as a director of PennzEnergy Company since 1989.

CHARLES J. HOWARD                      CHAIRMAN, HOWARD, BARCLAY & ASSOCIATES LTD. -- Mr. Howard
Age: 56                                has been Chairman of Howard, Barclay & Associates Ltd., an
Director since 1997                    investment counseling firm, since 1994. He also has been
                                       President, Chief Executive Officer, a director and the
                                       largest shareholder of Ausnoram Holdings Limited, an
                                       investment holding company with mining, oil and gas
                                       interests, since 1989. Mr. Howard also is a director of
                                       Anderson Exploration Limited, Petromet Resources Limited,
                                       Southern Africa Minerals Corporation and Unicorp Energy
                                       Corporation.

      DIRECTORS WHOSE TERMS END AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS II)

H. DAVID AYCOCK                        CHAIRMAN OF NUCOR CORPORATION -- Mr. Aycock has been
Age: 68                                Chairman of Nucor Corporation, a steel and steel products
Director since 1987                    company, since January 1999. He served as President and
                                       Chief Operating Officer of Nucor Corporation from 1984 to
                                       1991. He previously held various management positions,
                                       including that of General Manager, at Nucor Corporation
                                       operating units.

ARNOLD M. NEMIROW                      CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Age: 55                                OF THE COMPANY -- Mr. Nemirow became Chief Executive Officer
Director since 1994                    of the Company in 1995 and became Chairman of the Board in
                                       1996. He has served as President of the Company since
                                       September 1994 and served as Chief Operating Officer of the
                                       Company from September 1994 through February 1995. Mr.
                                       Nemirow was President, Chief Executive Officer and a
                                       director of Wausau Paper Mills Company, a pulp and paper
                                       company, from 1990 through 1994, Chairman, President, Chief
                                       Executive Officer and a director of Nekoosa Papers, Inc.,
                                       the business papers division of Great Northern Nekoosa
                                       Corporation, from 1988 to 1990, and Vice President of Great
                                       Northern Nekoosa Corporation from 1984 to 1990. Mr. Nemirow also is a director of Interstate Energy Corporation
                                       (formerly WPL Holdings, Inc.).

ARTHUR R. SAWCHUK                      CHAIRMAN OF THE MANUFACTURERS LIFE INSURANCE COMPANY -- Mr.
Age: 63                                Sawchuk has been Chairman of The Manufacturers Life
Director since 1998                    Insurance Company, an insurance and financial services
                                       company, since April 1998. He served as acting President and
                                       Chief Executive Officer of Avenor Inc., a forest products
                                       company, from November 1997 until its acquisition by Bowater
                                       Incorporated in July 1998. Previously he held various
                                       positions with DuPont Canada Inc., a chemical and plastics company, serving as Executive Chairman from September 1997 until his retirement in December 1997, Chairman of the Board from 1995 to 1997, and President, Chief Executive Officer
                                       and a director from 1992 to 1997. Mr. Sawchuk also is a
                                       director of Manitoba Telecom Services Inc., Ontario Hydro,
                                       OntarioPower Generation Inc., and Trimac Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board has an Audit Committee consisting of Messrs. Curtis, Howard and Sawchuk, a Nominating and Governance Committee consisting of Messrs. Barth, Aguilar, Curtis and Rolls, a Human Resources and Compensation Committee consisting of Messrs. Aycock, Aguilar and Pate, a Finance Committee consisting of Messrs. Rolls, Barth and Pate, and an Executive Committee consisting of Messrs. Nemirow, Aguilar and Aycock.

     The Audit Committee, which met three times in 1998, reviews the scope and results of the annual audit of the Company, approves the non-audit services rendered by the independent auditors to the Company and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews the Company's accounting policies and systems of internal controls and internal auditing procedures.

     The Nominating and Governance Committee, which met four times in 1998, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 2000 Annual Meeting should comply with the procedure described under "Proposals by Shareholders". The Committee also serves in an oversight capacity with respect to the Company's compliance with environmental, health and safety regulations.

     The Human Resources and Compensation Committee, which met three times in 1998, approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants thereunder, reviews programs followed by management in developing executive resources for current and future operations and reviews and approves the compensation of officers of the Company.

     The Finance Committee, which met four times in 1998, reviews and oversees the financial affairs of the Company. The Committee also provides financial oversight and direction of the Company's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by the Company under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

     The Executive Committee, which met one time during 1998, meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.

     The Board of Directors met nine times during 1998. Two directors, Messrs. Aycock and Sawchuk (who became a director in August 1998), attended fewer than 75% of the aggregate of the meetings of the Board of Directors and of Board committees on which they served in 1998.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company (an "Outside Director") receives an annual retainer of $30,000, a fee of $1,500 per day for each Board meeting attended and a fee of $1,000 per day for each Board committee meeting attended. Each director is also reimbursed for reasonable expenses incurred in attending meetings. In addition, Outside Directors are eligible to receive awards under the 1997 Stock Option Plan and in January 1999 each Outside Director was granted options with respect to 1,500 shares of Common Stock.

  Deferred Compensation Plan for Outside Directors

     The Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Company Common Stock account or both accounts, in increments of ten percent, as elected by the director. On the date on which compensation to be deferred would have been payable, a participating director who has elected to allocate all or part of his deferred compensation to his Deferred Plan stock account will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that he allocated to his stock account. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for the Company's Salaried Employees' Savings Plan. Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. A participant in the Deferred Plan may elect at the time of deferral to have his Deferred Plan account(s) distributed to him in (i) either Common Stock or cash as soon as possible or in a stated number of years after he ceases to be an Outside Director or (ii) cash in either five or ten installments. All of the Company's Outside Directors except Messrs. Curtis and Howard have accounts under the Deferred Plan.

     In 1998, Mr. Donald Melville retired from the Board. Following Mr. Melville's retirement, the Company paid him $50,000 as compensation for a loss in value of his account under the Deferred Plan. Mr. Melville had been scheduled to retire from the Board in May 1998 and, at the Board's request, agreed to serve beyond his normal retirement date. As a result of his extended service as a director, Mr. Melville's account under the Deferred Plan was valued according to the price of the Company's Common Stock on a date later than would have been the case had he retired on schedule. To neutralize the impact of the decline in stock price during the period of Mr. Melville's extended service, the Board authorized the payment to be made.

  Retirement Plan for Outside Directors

     The Company also has a Retirement Plan for Outside Directors (the "Outside Directors' Retirement Plan"). All of the Company's current Outside Directors participate in the Outside Directors' Retirement Plan. The Outside Directors' Retirement Plan provides for normal retirement benefits equal to ten percent of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of the Company up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted (with the Company's consent) upon attainment of age 55 and the completion of five years of service. Participants who elect early commencement of benefit payments after retirement receive a reduced benefit.

     The Outside Directors' Retirement Plan provides that a participant who was an Outside Director immediately prior to a change in control of the Company and who is removed from or not renominated to his directorship by reason of such change in control is entitled to the early retirement benefits provided by the plan regardless of whether the plan requirements for early retirement have been satisfied.

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP

     The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding voting power as of March 22, 1999, except as set forth below:

                                                                         PERCENT OF OUTSTANDING
                                                                            COMMON STOCK AND
                                                                          EXCHANGEABLE SHARES
          NAME AND ADDRESS OF            AMOUNT AND NATURE OF               ENTITLED TO GIVE
           BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            VOTING INSTRUCTIONS(1)
          -------------------            --------------------            ----------------------
Tiger Management L.L.C.                       9,608,900(2)                        17.48%
  Tiger Performance L.L.C.
  Julian H. Robertson, Jr.(2)
  101 Park Avenue
  New York, NY 10178
Wellington Management Company, LLP            5,931,830(3)                        10.79%
  (including shares held by Vanguard/
  Windsor Funds-Windsor Fund)(3)
  75 State Street
  Boston, Massachusetts 02109
FMR Corp.(4)                                  3,451,500(4)                         6.28%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by the Company or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 22, 1999.

(2) Tiger Management L.L.C. ("TM") reported in an amendment to Schedule 13G dated February 12, 1999, that it has shared voting and dispositive power with respect to 5,632,400 of the shares of Common Stock shown in the table, that Tiger Performance L.L.C. ("TP") has shared voting and dispositive power with respect to 3,949,500 of the shares of Common Stock shown, and that Julian H. Robertson, Jr., as the ultimate controlling person of TM and TP, has shared voting and dispositive power with respect to all of the shares shown. The Schedule 13G reported that TM and TP are investment advisers and that The Jaguar Fund, N.V., a Netherlands Antilles corporation, has an interest with respect to more than 5% of the outstanding shares of Common Stock.

(3) In an amendment to Schedule 13G dated December 31, 1998, Wellington Management Company, LLP ("WMC") reported that it has shared voting power with respect to 819,550 of the shares of Common Stock shown in the table and shared dispositive power with respect to all of the shares shown. The
    Schedule 13G reported that WMC serves as investment adviser to a number of clients, which have the right to receive, or the power to direct, the receipt of dividends from, or the proceeds of the sale of, the shares shown in the table and that one of those clients, Vanguard/Windsor Funds, has such rights with respect to more than 5% of the outstanding shares of Common Stock. In an amendment to Schedule 13G dated February 10, 1999, Vanguard/Windsor Funds-Windsor Fund (whose address is P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600) reported that it has sole voting and shared dispositive power with respect to 4,748,980 of the shares shown in the table.

(4) In a Schedule 13G dated February 1, 1999, FMR Corporation ("FMR") reported that it has sole voting power with respect to 544,600 of the shares of Common Stock shown in the table and sole dispositive power with respect to all of the shares shown. The Schedule 13G reported that (i) FMR's wholly-owned subsidiary, Fidelity Management and Research Company ("Fidelity"), which has the same business address as FMR, acts as an investment adviser to various investment companies and, as a result, is the beneficial owner of 2,782,300 shares of Common Stock shown in the table;
    (ii) each of Edward C. Johnson 3d and FMR, through control of Fidelity, has sole power to dispose of the 2,782,300 shares owned by the investment companies; (iii) the investment companies have sole voting power over the shares of Common Stock owned by them; (iv) Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR with the same business address as FMR, beneficially owns 668,100 shares of Common Stock shown in the table as a result of its serving as investment manager of institutional accounts; (v) each of Edward C. Johnson 3d and FMR, through its control of Fidelity Management, has sole dispositive power over 668,100 shares of Common Stock, sole power to direct the voting of 543,500 shares of Common Stock and no power to vote or to direct the voting of 124,600 shares of Common Stock owned by the institutional accounts; (vi) through ownership of common stock of FMR and a shareholders agreement, Mr. Johnson and members of his family (including Abigail Johnson) and trusts for their benefit may be deemed to form a controlling group with respect to FMR; and (vii) Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, is the beneficial owner of 1,100 shares of Common Stock by virtue of providing investment advisory services to a number of non-U.S. investment companies and institutional investors.

     As of March 22, 1999, ownership of Common Stock and Exchangeable Shares by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company, as a group, was as follows:

                                                                                  PERCENT OF
                                                                                 OUTSTANDING
                                                                               COMMON STOCK AND
                                                                             EXCHANGEABLE SHARES
                          NAME OF                  AMOUNT AND NATURE OF        ENTITLED TO GIVE
                     BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)   VOTING INSTRUCTIONS(2)
                     ----------------             -----------------------   ----------------------
           Arnold M. Nemirow                              377,231(3)              *
           Arthur D. Fuller                                82,740(4)              *
           E. Patrick Duffy                                81,543(5)              *
           David G. Maffucci                               69,579(6)              *
           Anthony H. Barash                               33,956(7)              *
           Francis J. Aguilar                              22,677(8)              *
           H. David Aycock                                 14,452(9)              *
           Richard Barth                                   11,649(10)             *
           Kenneth M. Curtis                                2,500(11)             *
           Charles J. Howard                                7,250(12)             *
           James L. Pate                                    5,176(13)             *
           John A. Rolls                                   12,836(14)             *
           Arthur R. Sawchuk                                1,905(15)             *
           Directors and Executive Officers as a
             Group (25 persons)                         1,076,872(16)                 1.95%

---------------

   * Represents holdings of less than 1% of the outstanding shares of Common Stock or Exchangeable Shares.

 (1) Units in one or more Common Stock funds of the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") are allocated to the accounts of officers of the Company. These funds hold Common Stock and relatively small amounts of short-term investments. The number of shares of Common Stock shown in the table is an approximation (rounded to the nearest whole number) provided by the Savings Plan administrator in a statement for the period ending December 31, 1998, based on the market value of the applicable units. This table also includes shares of Common Stock (rounded to the nearest whole number) allocated under the Company's Compensatory Benefits Plan (the "Compensatory Plan") based on a statement for the period ending December 31, 1998. Additional shares of Common Stock may have been allocated to the accounts of participants in the Savings Plan or Compensatory Plan since the date of the last statements from the plan administrators. Participants in the Compensatory Plan have no voting power with respect to share allocations, but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from the Company, death, disability or other termination of employment (if they have three years of service), and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").

 (2) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by the Company or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages of total beneficial ownership have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 22, 1999. In addition, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of March 22, 1999, upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

 (3) Represents 20,000 shares of Common Stock owned directly, 573 shares of Common Stock owned in the Savings Plan, 1,658 shares of Common Stock allocated under the Compensatory Benefits Plan and 355,000 shares of Common Stock that may be acquired under options currently exercisable.

 (4) Represents 10,000 shares of Common Stock owned directly, 1,988 shares of Common Stock owned in the Savings Plan, 752 shares of Common Stock allocated under the Compensatory Benefits Plan and 70,000 shares of Common Stock that may be acquired under options currently exercisable.

 (5) Represents 3,000 shares of Common Stock owned directly, 450 shares owned in the Savings Plan, 593 shares of Common Stock allocated under the Compensatory Benefits Plan and 77,500 shares of Common Stock that may be acquired under options currently exercisable.

 (6) Represents 3,739 shares of Common Stock owned directly, 2,942 shares of Common Stock owned in the Savings Plan, 398 shares of Common Stock allocated under the Compensatory Benefits Plan and 62,500 shares of Common Stock that may be acquired under options currently exercisable.

 (7) Represents 1,000 shares of Common Stock owned directly, 500 shares of Common Stock held in the Seyfarth, Shaw, Fairweather & Geraldson Retirement Plan for Partners, 2,121 shares of Common Stock owned in the Savings Plan, 335 shares of Common Stock allocated under the Compensatory Benefits Plan and 30,000 shares of Common Stock that may be acquired under options currently exercisable.

 (8) Represents 12,697 shares of Common Stock owned directly, 8,480 shares of Common Stock allocated under the Deferred Plan and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

 (9) Represents 500 shares of Common Stock owned directly, 12,452 shares of Common Stock allocated under the Deferred Plan and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

(10) Represents 10,149 shares of Common Stock allocated under the Deferred Plan and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

(11) Represents 1,000 shares of Common Stock owned directly and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

(12) Represents 1,000 shares of Common Stock owned directly, 5,000 shares of Common Stock owned by Ausnoram Holdings Limited, of which Mr. Howard is the President, Chief Executive Officer and largest shareholder, 875 shares of Common Stock that may be acquired under options currently exercisable, and 375 shares of Common Stock subject to options exercisable within 60 days of March 22, 1999.

(13) Represents 1,000 shares of Common Stock owned directly, 2,676 shares of Common Stock allocated under the Deferred Plan and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

(14) Represents 11,336 shares of Common Stock allocated under the Deferred Plan and 1,500 shares of Common Stock that may be acquired under options currently exercisable.

(15) Represents 1,577 Exchangeable Shares owned directly and 328 shares of Common Stock allocated under the Deferred Plan.

(16) This total represents 61,886 shares of Common Stock and 1,655 Exchangeable Shares owned directly, 27,130 shares of Common Stock allocated under the Savings Plan, 5,030 shares of Common Stock allocated under the Compensatory Plan, 45,421 shares of Common Stock allocated under the Deferred Plan, 935,375 shares of Common Stock subject to options currently exercisable, and 375 shares of Common Stock subject to options exercisable within 60 days of March 22, 1999. The number of shares allocated to the accounts of certain executive officers under each of the Savings Plan and Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated above.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for the Company's executive officers. The Committee's goal is to develop executive compensation programs that are consistent with strategic business objectives.

     The Committee is composed entirely of independent, nonemployee directors who have not served as officers of the Company and have no interlocking relationships, as defined by the Securities and Exchange Commission.

KEY ELEMENTS AND POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

     The Company's basic policy for executive officers is that compensation should vary depending on the Company's success in the following areas:

     - Performance versus the Company's financial and strategic objectives, and

     - Creation of shareholder value.

     The key elements of the Company's 1998 executive compensation program were base salary, the Annual Bonus Plan, the 1997-1999 Long-Term Incentive Plan (the "LTIP Plan") and stock options.

     - To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual bonus payouts for executive officers generally were set near the median of comparable executives in the paper and forest products industry and in selected high-performing industrial companies (the "Comparable Group"). Executive officers had the opportunity to earn above-median levels of compensation through the Annual Bonus Plan if the Company attained above-median performance. Actual total compensation depended on the Company's performance.

     - Competitive market data were provided by an independent compensation consultant. The Company reviewed the pay practices of Comparable Group companies. The Committee believed this criterion provided reasonable pay comparisons, enabling the Company to assure that executives were being paid fairly, while assuring shareholders and the Company that executive pay levels were reasonable.

     - The Comparable Group includes many of the Company's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart below. The Comparable Group also includes other paper and forest products companies and selected high-performing industrial companies. This decision was based on the Committee's belief that the recruitment of executive talent should not necessarily be limited to the companies used in the Dow Jones group.

BASE SALARY

     Executive officers' salaries are generally set to place them near median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies.

     - Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and the profits of the Company during the preceding year for officers with corporate-wide responsibilities.

ANNUAL BONUS PLAN

     The Annual Bonus Plan for 1998 used four performance measures: Return on Net Assets ("RONA"), Return on Capital Spending, Operating Unit Performance, and Sales Performance. Each executive's bonus payout was based on at least three of these measures, each weighted from 15% to 50%, depending on the executive's responsibility and function.

     - RONA was measured at the divisional and corporate levels, with awards based on performance relative to goals established at the beginning of the year. The capital intensive nature of the Company's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

     - Return on Capital Spending targets were set at the divisional level to reflect the Company's priority to spend capital dollars on the highest return capital projects. Consolidated results were used for corporate employees.

     - Operating Unit performance goals were established to reflect the Company's desire to improve performance in the areas of safety, productivity, quality and cost reduction. These goals mirror the performance criteria established for the Company's gainsharing programs, which generally apply to employees not in the Annual Bonus Plan.

     - Sales performance goals were established for the first time in 1998 to reflect the Company's focus on improving operating efficiencies through optimizing product mix and reducing sales and distribution costs for both the Company and its customers.

     The Company's performance during 1998 was above target levels in two measures and near target levels in two measures, resulting in bonus payouts that generally were slightly above target levels.

LONG-TERM INCENTIVE PLAN

     The LTIP Plan, which was approved by the Company's shareholders in 1997, is designed to link rewards paid to key executives with the Company's performance. The LTIP Plan is a three-year plan covering the years 1997, 1998 and 1999. At the beginning of the plan, units were assigned to each participant based on the participant's position rank. Payouts under the LTIP Plan will depend upon the Company's average RONA as compared to the RONA of a group of designated peer companies, as well as upon the average daily closing price of the Common Stock for each year covered by the plan. No payout will be made under the LTIP Plan unless the Company's average RONA exceeds the average RONA of the peer group companies. As of December 31, 1998, the number of active participants in the LTIP Plan was 35.

STOCK OPTIONS

     Stock options continue to play an important role in linking executives' compensation to the Company's Common Stock performance, and thus to the interests of shareholders. The 1997 Stock Option Plan, which was approved by the Company's shareholders, provides 1,000,000 shares of Common Stock available to be distributed to key employees, officers and nonemployee directors. The number of options granted to each executive officer is based on the executive's position rank. In 1998 stock options were granted with an exercise price equal to the fair market value (as defined in the Stock Option Plan) of the Common Stock on the date of grant. Accordingly, the options have value to the option holder only if the stock price appreciates.

     The Committee believes this design focuses executives on the creation of shareholder wealth over the long term.

POLICY WITH RESPECT TO CORPORATE TAX DEDUCTION LIMIT

     The Committee generally intends to administer the executive pay program so that the corporate tax deduction for compensation to executives is maximized under Section 162(m) of the Internal Revenue Code of 1986, as amended. In order to maintain flexibility to attract and retain qualified executives, the Committee may allow for non-deductible compensation. The Company paid certain non-deductible compensation to Mr. Nemirow in 1998, the impact of which was not material to the Company.

COMPENSATION OF THE CEO DURING 1998

     The Committee annually reviews Mr. Nemirow's salary level and considers such factors as tenure, individual performance and contribution to the Company's success when contemplating future salary adjustments. Mr. Nemirow's 1998 salary was determined on the same basis as the base salaries for all executive officers, as described above. Mr. Nemirow's 1998 payout under the Annual Bonus Plan was based on three of the measures described above, weighted as follows:
RONA - 50%, Return on Capital Spending - 25%, and Operating Unit
Performance - 25%. In addition, stock options for 50,000 shares of Common Stock were granted to Mr. Nemirow in 1998. These options have terms identical to, and were determined on the same basis as, those of all executive officers as described above.

     All members of the Human Resources and Compensation Committee concur in this report.

H. D. Aycock (Chairman)
F. J. Aguilar
J. L. Pate

                            TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1993-1998

     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1993.

                                    (GRAPH)

                                  12/93   12/94   12/95   12/96   12/97   12/98
                                 ------- ------- ------- ------- ------- -------
Bowater Incorporated.............$100.00 $118.55 $160.45 $173.70 $208.84 $198.32
Dow Jones Paper Products Group*..$100.00 $110.76 $121.15 $127.96 $138.10 $144.71
S&P 500 Companies................$100.00 $101.36 $139.32 $171.23 $228.27 $293.38

         * Companies include: Boise Cascade Corporation, Champion International Corporation, Consolidated Papers, Inc., International Paper Company, The Mead Corporation, Union Camp Corporation, and Westvaco Corporation.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the last three fiscal years ended December 31, 1998, to the Chief Executive Officer and to each of the four executive officers other than the Chief Executive Officer with the highest salaries and bonuses during fiscal year 1998 (these officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during these fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                     ------------------------
                                                                                        AWARDS       PAYOUTS
                                                        ANNUAL COMPENSATION          ------------   ---------
                                                 ---------------------------------    SECURITIES
               NAME AND                                               OTHER ANNUAL    UNDERLYING      LTIP       ALL OTHER
          PRINCIPAL POSITION                     SALARY      BONUS    COMPENSATION   OPTIONS/SARS    PAYOUTS    COMPENSATION
              DURING 1998               YEAR       ($)        ($)        ($)(1)          (#)         ($)(2)         ($)
          ------------------            ----     -------    -------   ------------   ------------   ---------   ------------
Arnold M. Nemirow                       1998     700,000    461,160         --          50,000              0      32,542(3)
  Chairman, President and               1997     650,000    466,869         --          50,000              0      31,250
  Chief Executive Officer               1996     600,000    267,120         --          50,000      3,050,501      25,320
Arthur D. Fuller                        1998     388,765(4) 224,404         --          25,000              0      19,632(5)
  Executive Vice President              1997     333,333    182,248         --          20,000              0      16,060
  and President - Newsprint             1996     290,000    110,200      1,301(6)       27,500        845,807      12,649
  & Directory Division
E. Patrick Duffy                        1998     345,960(7) 181,152         --          20,000              0      17,221(8)
  Senior Vice President                 1997     310,000    157,220         --          20,000              0      13,987
  and President - Coated                1996     290,000     92,104         --          27,500        740,081       9,222
  Paper Division
David G. Maffucci                       1998     320,285(9) 153,348         --          20,000              0      16,148(10)
  Senior Vice President                 1997     275,000    131,681         --          20,000              0      12,344
  and Chief Financial                   1996     234,900     71,766         --          27,500        852,544      10,909
  Officer
Anthony H. Barash                       1998     295,000    144,564         --          20,000              0      15,309(11)
  Senior Vice President -               1997     280,000    134,075         --          20,000              0      12,664
  Corporate Affairs and                 1996(12) 195,000     57,876         --          30,000              0       8,268
  General Counsel

---------------

 (1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of any Named Executive Officer for the years shown.

 (2) The totals shown in this column for 1996 include amounts paid in 1997 pursuant to the Company's Long-Term Cash Incentive Plan for the performance period of January 1, 1994, to December 31, 1996.

 (3) Amounts included under "All Other Compensation" for Mr. Nemirow for 1998 consist of Company contributions of $9,189 under the Savings Plan, $21,103 under the Compensatory Benefits Plan and $2,250, which is the amount that a third party would charge to provide Mr. Nemirow with life insurance coverage in excess of that otherwise available under the Company's standard group insurance plan. The Company is self-insured with respect to its group life insurance for any excess amounts.

 (4) Amounts included under "Salary" for Mr. Fuller include $6,765 from the sale of earned vacation days back to the Company.

 (5) Amounts included under "All Other Compensation" for Mr. Fuller for 1998 consist of Company contributions of $4,400 under the Savings Plan and $15,232 under the Compensatory Benefits Plan.

 (6) This amount represents interest paid with respect to a deferred portion of Mr. Fuller's payout under the 1994-1996 LTIP Plan.

 (7) Amounts included under "Salary" for Mr. Duffy for 1998 include $5,960 from the sale of earned vacation days back to the Company.

 (8) Amounts included under "All Other Compensation" for Mr. Duffy for 1998 consist of Company contributions of $4,400 under the Savings Plan and $12,821 under the Compensatory Benefits Plan.

 (9) Amounts included under "Salary" for Mr. Maffucci for 1998 include $5,285 from the sale of earned vacation days back to the Company.

(10) Amounts included under "All Other Compensation" for Mr. Maffucci for 1998 consist of Company contributions of $5,775 under the Savings Plan and $10,373 under the Compensatory Benefits Plan.

(11) Amounts included under "All Other Compensation" for Mr. Barash for 1998 consist of Company contributions of $10,635 under the Savings Plan and $4,674 under the Compensatory Benefits Plan.

(12) Mr. Barash joined the Company in April 1996.

STOCK OPTIONS

     The following table sets forth information regarding options granted with respect to Common Stock made by the Company to the Named Executive Officers during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                        % OF TOTAL
                                         OPTIONS/
                          NUMBER OF        SARS
                          SECURITIES     GRANTED
                          UNDERLYING        TO                                      GRANT DATE
                         OPTIONS/SARS   EMPLOYEES    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
         NAME             GRANTED(#)     IN 1998         ($/SH)        DATE(1)        ($)(2)
         ----            ------------   ----------   --------------   ----------   -------------
Arnold M. Nemirow           50,000(3)      9.40%        48.9688        1/27/08        788,500
Arthur D. Fuller            25,000(3)      4.70%        48.9688        1/27/08        394,250
E. Patrick Duffy            20,000(3)      3.76%        48.9688        1/27/08        315,400
David G. Maffucci           20,000(3)      3.76%        48.9688        1/27/08        315,400
Anthony H. Barash           20,000(3)      3.76%        48.9688        1/27/08        315,400

---------------

(1) The plan pursuant to which the options were granted and the option agreement set forth certain earlier expiration dates.

(2) The present value of these options was calculated using the Black-Scholes option pricing model and assuming volatility of 29.10%, a risk free return rate of 5.65%, dividends at the rate of $.80 per share and an average expected option life of 5.6 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(3) Options with respect to 50% of the shares of Common Stock covered thereby became exercisable on January 27, 1999, and options with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 27, 2000, if certain conditions are met. In addition, the stock option plan pursuant to which the options were granted provides that the exercisability date is accelerated and the Company is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan.

OPTION EXERCISES

     The following table sets forth information concerning options exercised by Named Executive Officers and the value at the end of 1998 of SARs and unexercised options held by the Named Executive Officers to purchase the Company's Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1998
                      AND 1998 YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING              VALUE OF UNEXERCISED
                                                                      UNEXERCISED                 IN-THE-MONEY
                                                                    OPTIONS/SARS AT              OPTIONS/SARS AT
                                    SHARES          VALUE            12/31/1998(#)              12/31/1998($)(1)
                                   ACQUIRED        REALIZED    -------------------------    -------------------------
             NAME               ON EXERCISE (#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
             ----               ---------------    --------    -------------------------    -------------------------
Arnold M. Nemirow                        0               0          305,000/75,000                 3,430,162/0
Arthur D. Fuller                         0               0           47,500/35,000                   305,125/0
E. Patrick Duffy                         0               0           57,500/30,000                   339,500/0
David G. Maffucci                    2,500          34,281           42,500/30,000                   299,456/0
Anthony H. Barash                        0               0           40,000/30,000                   112,500/0

---------------

(1) Based on the difference between the option exercise price and the average of the highest and lowest prices per share of the Company's Common Stock on the New York Stock Exchange on December 31, 1998, of $40.875.

STOCK RETENTION PROGRAM

     The Company has established stock ownership guidelines for directors and senior executives as a way to better align their financial interests with those of shareholders. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully by the later of February 1, 2002, or three years after the executive's employment with the Company or the director's election to the Board. Executives subject to the guidelines are required, as a condition of eligibility for future bonus payments, to own stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the chief executive officer, two for executive and senior vice presidents and one-half to one for corporate vice presidents, divisional vice presidents and others, depending on their respective position ranks. In addition, Company directors are expected to own stock as determined under the guidelines with a value equal to three times their annual retainers. Up to one-half of the ownership requirement must be satisfied through Common Stock or Exchangeable Shares owned outright or through Company benefit plans; the remainder may be met through vested stock options or vested equity participation rights.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either the Company or the Executive. In the event of a Change in Control, as defined in the CIC Agreements described below, the term of the Agreements continues for not less than three years thereafter unless the Executive terminates his employment for other than Good Reason (also as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in the Company's various bonus and benefit plans as in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or Cause (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or that has a material adverse effect on the Company or on the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and bonuses, plus a pro rata share of the Executive's bonus for the year of termination.

     With respect to employee benefit plans, Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under the Company's benefits plans, he shall receive credit for continuous employment at an accelerated rate and entitles him to receive certain minimum annual benefits upon his retirement from the Company if certain conditions are met; Mr. Duffy's Agreement provides that he is entitled to immediate vesting under the Company's Supplemental Benefits Plan; and Mr. Barash's Agreement provides for a grant to him of 30,000 equity participation rights and provides him with an additional five years of credited service under the Company's retirement plans upon his early or normal retirement.

     Each Executive also is a party to a change in control agreement with the Company (collectively, the "CIC Agreements"). The CIC Agreements have a three-year term that is automatically extended at the end of each year for an additional one year. The CIC Agreements generally provide that, in the event of a Change in Control (as defined below), the CIC Agreements shall continue in effect until they expire in accordance with the above-described extensions, but in any event for a period of not less than three years from the date of the Change in Control. Following a Change in Control of the Company, if an Executive's employment is terminated by the Company (except for a termination due to death, disability, or retirement, or for Cause (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon the Company)) or if the Executive elects to terminate his employment for Good Reason as defined below, the Executive shall receive his full base salary and all benefits and awards under the Company's benefit plans and policies (in which he was a participant prior to the Change in Control) to which he is entitled through his date of termination and may elect to receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to: (i) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control; plus (ii) three times the largest annual bonus awarded to the Executive during the five fiscal years immediately preceding the year in which the Change in Control occurred or, if higher, the annual bonus the Executive would have been awarded under the bonus plan had he continued in the Company's employ on the same basis as immediately before the Change in Control; plus (iii) three times the largest annual contribution made by the Company to the Savings Plan on the Executive's behalf during the five fiscal years immediately preceding the Change in Control or, if higher, the contribution the Company would have made to the Savings Plan on the Executive's behalf for the fiscal year in which the Change in Control occurred had he continued in the Company's employ at the same base salary and with the same contribution level as immediately prior to the Change in Control; plus (iv) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control (as compensation for medical, life insurance and other benefits lost as a result of the termination of employment). In addition, each of the CIC Agreements provides that the Executive will be entitled to a pro rata portion of the annual bonus calculated in the manner specified in (ii) above for the year in which the termination occurred. The CIC Agreements provide that the foregoing payments shall be reduced by 1/36th for each month by which the date that is three years from the effective date of the Executive's termination extends beyond the Executive's normal retirement date.

     The CIC Agreements define a Change in Control as occurring if: (i) any person becomes a beneficial owner of securities of the Company representing 20% or more of the Company's outstanding voting securities (unless that person has filed a Schedule 13G indicating such person's intent to hold such securities for investment); (ii) less than two-thirds of the total membership of the Board shall be continuing directors (as defined in the CIC Agreements); or (iii) the shareholders of the Company approve a merger, consolidation, complete liquidation or sale of all or substantially all of the Company's assets. The CIC Agreements define Good Reason as: (i) an adverse change in the Executive's status, duties or responsibilities as in effect immediately prior to the Change in Control after the Executive has given notice of the adverse change and the Company has failed to cure; or (ii) failure of the Company to pay or provide the Executive the salary or benefits to which he is entitled; or (iii) the reduction of the Executive's salary as in effect on the date of the Change in Control; or
(iv) the taking of any action by the Company that would substantially diminish the value of the Executive's awards or benefits under the Company's benefit plans in which the Executive was participating at the time of the Change in Control; or (v) the Company's failure to obtain from any successor assent to the CIC Agreement; or (vi) the relocation of the Executive's principal office to a location more than 35 miles from its location immediately prior to the Change in Control; or (vii) a substantial increase in the Executive's travel obligations subsequent to the Change in Control.

     The CIC Agreements also generally provide a terminated Executive with outplacement assistance, a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments" and reimbursement for all costs incurred in connection with enforcing the terms of the CIC Agreement. In addition, the CIC Agreements generally provide that the Company will pay or provide the Executives, their surviving spouses or children the amounts and benefits that they would have received, assuming certain conditions, under the Company's Retirement Plan and Supplemental Benefit Plan in effect immediately prior to the Change in Control if the Executive had continued to be employed until the third anniversary of the effective date of the termination of the Executive's employment or until the Executive's normal retirement date, whichever is earlier.

RETIREMENT BENEFITS

     The following table shows the total estimated annual pension benefits payable to the Named Executive Officers under the Company's qualified, nonqualified benefits restoration and nonqualified supplemental retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to Named Executive Officers are not reduced by any offset for Social Security benefits.

             COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

  FINAL
 AVERAGE    5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 OR MORE
EARNINGS*   SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    YEARS SERVICE
---------   --------   --------   --------   --------   --------   -------------
$  300,000  $ 37,500   $ 75,000   $112,500   $150,000   $165,000     $180,000
   350,000    43,750     87,500    131,250    175,000    192,500      210,000
   400,000    50,000    100,000    150,000    200,000    220,000      240,000
   450,000    56,250    112,500    168,750    225,000    247,500      270,000
   500,000    62,500    125,000    187,500    250,000    275,000      300,000
   950,000   118,750    237,500    356,250    475,000    522,500      570,000
 1,000,000   125,000    250,000    375,000    500,000    550,000      600,000

---------------

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.

     Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the two preceding plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The two other plans described above provide that in the event of a change in control, each participant in the plans will become 100% vested in his accrued benefits. This table assumes retirement in 1998 with payments beginning at age 65. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service (determined by actual years of service): Mr. Nemirow, $945,844, 4.3 years; Mr. Fuller, $454,998, 3.9 years; Mr. Duffy, $405,756, 3.8 years; Mr. Maffucci, $298,321, 21.5 years; and Mr. Barash, $355,255, 2.8 years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                           RELATED PARTY TRANSACTIONS

     Pursuant to an investment management and participation agreement, both dated July 1, 1997 (the "Wellington Agreement"), Wellington Trust Company, NA ("Wellington Trust") provides investment management services to a collective investment fund of which five qualified pension plans sponsored by the Company and its subsidiaries are participants. Pursuant to the terms of the Wellington Agreement, Wellington Trust is paid by the trustee of the Company's benefit plans a fee for each calendar quarter based on the average of the asset values of the accounts managed by Wellington Trust. The Wellington Agreement generally continues in effect until terminated by the Company or Wellington Trust on fifteen days' notice. The Company paid to Wellington Trust approximately $230,000 for providing services to the pension plans during 1998. The Company expects to pay approximately $240,000 for these services provided during 1999. As of December 31, 1998, Wellington Management Company, LLP, a registered investment adviser and the parent of Wellington Trust, reported on a Schedule 13G that it had shared dispositive power with respect to 5,931,830 shares of Common Stock and shared voting power with respect to 819,550 shares of Common Stock. The

Schedule 13G reported that the clients of Wellington Management Company, LLP have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds of the sale of, such securities. The Company believes that its arrangements with Wellington Trust are on terms as favorable as could be obtained from an unrelated party.

     Fidelity Management Trust Company ("Fidelity Management"), pursuant to a trust agreement dated July 1, 1994 (the "Fidelity Agreement"), by and between the Company and Fidelity Management, provides trustee services to the five qualified retirement plans maintained by the Company and its subsidiaries. In addition, Fidelity Institutional Retirement Services Company ("FIRSCO"), a company affiliated with Fidelity Management, provides administrative recordkeeping services to the plans also in accordance with the terms of the Fidelity Agreement. Fidelity Management and FIRSCO are subsidiaries of FMR Corp. During 1998, these entities received approximately $500,000 as a result of the relationship with the Company. The Company expects that similar amounts will be received in the future. FMR Corp. has reported in a Schedule 13G that it had sole dispositive power with respect to 3,451,500 shares of Common Stock at December 31, 1998, and sole voting power with respect to 544,600 of these shares and that Fidelity Management beneficially owned 668,100 of these shares of Common Stock as a result of its serving as an investment manager of institutional accounts. The Company believes that its arrangements with these entities are on terms as favorable as could be obtained from a non-shareholder.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company to audit its consolidated financial statements for the year ended December 31, 1999. KPMG Peat Marwick LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                           PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 2000 should submit his or her proposal on or before December 2, 1999, to the Secretary of the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. With respect to a shareholder proposal for the 2000 Annual Meeting that is not intended to be included in the proxy materials relating to the meeting, the Company must receive the proposal by the earlier of January 13, 2000, or 10 days after notice or public disclosure of the annual meeting is made or given to shareholders. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

     The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no later than: (i) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be received by the Secretary of the Company by the earlier of: (i) 120 days prior to the anniversary date of the immediately preceding annual meeting; or (ii) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of the Company's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph or oral communication. The firm of Morrow & Co., Inc. has been retained to assist in the soliciting of proxies for a fee of $5,500, plus expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                             FINANCIAL INFORMATION

     THE COMPANY'S 1998 ANNUAL REPORT IS ENCLOSED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 22, 1999, WHO SO REQUESTS IN WRITING, A COPY OF THE 1998 ANNUAL REPORT OR THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                         By order of the Board of Directors,

                                         /s/ WENDY C. SHIBA
                                         WENDY C. SHIBA
                                         Vice President, Secretary and
                                         Assistant General Counsel

March 24, 1999

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 (BOWATER LOGO)

                                 DATE AND TIME
                            WEDNESDAY, MAY 12, 1999
                                 AT 11:00 A.M.

                                     PLACE
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

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               PLEASE SIGN YOUR PROXY OR VOTING INSTRUCTION CARD
              AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
       ------------------------------------------------------------------

                                                                      APPENDIX A

                              BOWATER INCORPORATED

              Proxy Solicited on Behalf of the Board of Directors
                 of the Company for Annual Meeting May 12, 1999

P The undersigned appoints DAVID G. MAFFUCCI and WENDY C. SHIBA, or any one of them, each with full power of substitution, as proxies for the undersigned,
R to vote, as designated below, all of the shares of common stock of Bowater Incorporated held of record by the undersigned on March 22, 1999,
O at the annual meeting of shareholders to be held May 12, 1999, and any postponement or adjournment thereof and in their discretion, to vote upon
X any other matters that may properly come before the annual meeting and any postponement or adjournment thereof.
Y


   Election of Directors, Nominees:

   Francis J. Aguilar
   John A. Rolls
   Kenneth M. Curtis

   You are encouraged to specify your choices by marking       ----------------
   the appropriate boxes (SEE REVERSE SIDE) but you need not SEE REVERSE SIDE mark any boxes if you wish to vote in accordance with the ---------------- Board of Directors' recommendation.

1. ELECTION OF DIRECTORS

FOR          [ ]     WITHHOLD           [ ]      EXCEPTIONS*           [ ]
ALL NOMINEES         AUTHORITY (To vote          (As indicated to the
LISTED BELOW         for all nominees            contrary below)
                     listed below)

Francis J. Aguilar,  John A. Rolls, Kenneth M. Curtis

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exception" box and write that nominee's name in the space provided below.)

*Exceptions
            -----------------------------

-----------------------------------------

2. At their discretion upon such other matters as may properly come before the annual meeting and any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1, and proxyholders will vote. In their discretion, upon such other business as may properly come before the annual meeting and any postponement or adjournment thereof.


                                 Dated: _______________________________, 1999
                                        (Please be sure to insert date)

                                 Signed: ____________________________________

                                 (Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Vote MUST be indicated by "x" in black or blue ink.  [ ]